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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Natural MicroSystems Corporation: Form S-3 (No. 333-44128) and Form S-3 (No. 333-43196), of our report dated May 19, 2000, with respect to the financial statements of InnoMediaLogic (IML) Inc. included in the current report of Natural MicroSystems Corporation on Form 8-K/A dated on August 22, 2000, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-44128) of Natural MicroSystems Corporation and related Prospectus Supplement to Prospectus dated August 25, 2000 for the registration of 2,000,000 shares of its common stock and in the Prospectus Supplement to Prospectus dated August 25, 2000 for the registration of $175,000,000 of Convertible Subordinated Notes due 2005.



/s/ Ernst & Young LLP
Chartered Accountants
Montreal, Canada
May 19, 2000